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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

$787,682,000

LUMINENT MORTGAGE TRUST 2006-6

NEW ISSUE PRELIMINARY TERM SHEET

Luminent Mortgage Capital, Inc.
Sponsor

Lares Asset Securitization, Inc.
Depositor

GMAC Mortgage Corporation
Residential Funding Corporation
MortgageIT, Inc.
Countrywide Home Loans, Inc.
EMC Mortgage Corporation
Originators

Residential Funding Corporation
GMAC Mortgage Corporation
Central Mortgage Company
Countrywide Home Loans Servicing
EMC Mortgage Corporation
Servicers

Wells Fargo Bank, NA
Master Servicer/Securities Administrator

Barclays Capital Inc.
Sole Bookrunner

Bear, Stearns & Co. Inc.
Co-Manager

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Transaction Summary

$787,682,000
Luminent Mortgage Trust 2006-6

Class		Certificate Principal Balance (1)	Expected Rating (S/M)	Credit Enhancement (%) (1) (2)	Certificate Interest Rate	WAL (Call/Mat) (6)	Collateral	Securities Type
Offered Certificates
1A-1		$219,970,000.00	AAA/Aaa	26.20%	LIBOR (3)	3.22/3.48	Neg Am ARMs	Uncapped	Super Senior
1A-2		$109,990,000.00	AAA/Aaa	12.36%	LIBOR (3)	3.22/3.48	Neg Am ARMs	Uncapped	Mezz Senior
1A-3	(7)	$36,660,000.00	AAA/Aaa	7.75%	LIBOR (3)	3.22/3.48	Neg Am ARMs	Uncapped	Junior Senior
2A-1		$219,970,000.00	AAA/Aaa	26.20%	LIBOR (4)	3.22/3.48	Neg Am ARMs	Capped	Super Senior
2A-2		$109,980,000.00	AAA/Aaa	12.36%	LIBOR (4)	3.22/3.48	Neg Am ARMs	Capped	Mezz Senior
2A-3		$36,666,000.00	AAA/Aaa	7.75%	LIBOR (4)	3.22/3.48	Neg Am ARMs	Capped	Junior Senior
Total Seniors		$733,236,000.00

B-1		$14,704,000.00	AA+/Aa1	5.90%	LIBOR (5)	6.04/6.45	Neg Am ARMs	Capped	Subordinate
B-2		$11,128,000.00	AA/Aa1	4.50%	LIBOR (5)	6.04/6.38	Neg Am ARMs	Capped	Subordinate
B-3		$4,372,000.00	AA-/Aa2	3.95%	LIBOR (5)	6.03/6.30	Neg Am ARMs	Capped	Subordinate
B-4		$7,551,000.00	A+/A1	3.00%	LIBOR (5)	6.03/6.21	Neg Am ARMs	Capped	Subordinate
B-5		$3,974,000.00	A/A2	2.50%	LIBOR (5)	6.03/6.09	Neg Am ARMs	Capped	Subordinate
B-6		$3,974,000.00	A-/A3	2.00%	LIBOR (5)	5.96/5.96	Neg Am ARMs	Capped	Subordinate
B-7		$3,974,000.00	BBB/Baa2	1.50%	LIBOR (5)	5.74/5.74	Neg Am ARMs	Capped	Subordinate
B-8		$4,769,000.00	BBB-/Ba1	0.90%	LIBOR (5)	5.40/5.40	Neg Am ARMs	Capped	Subordinate
Total Subordinates		$54,446,000.00
Non-Offered Certificates
B-9		$2,385,000.00	BB+/NR	0.60%	LIBOR (5)	4.79/4.79	Neg Am ARMs	Capped	Subordinate
Class R		$0.00
Class C		$4,768,362.29

•	The Class 1A, Class 2A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates will settle flat and will accrue interest on an Actual/360 basis.
•	It is expected that the Mortgage Loan Seller, or an affiliate, will retain the Class R Certificates and Class C Certificates.

(1)	The class sizes and related credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization (“OC”) and excess cashflow.
(2)	Credit enhancement for the Class A Certificates and Class B Certificates will be provided by a combination of subordination, OC and excess cashflow all as more fully described herein. The expected initial credit enhancement percentages are as provided above. The initial OC level for the Class A Certificates and Class B Certificates will equal 0.60% of the Cut-Off Date unpaid principal balance of the Mortgage Loans. The Target OC Amount will change over time as fully described herein. Excess cashflow will be applied to pay principal on the Class A Certificates and Class B Certificates, resulting in a limited acceleration of the Class A Certificates and Class B Certificates, in order to maintain the OC level at the Target OC Amount.
(3)	The Certificate Interest Rate for the Class 1A-1, Class 1A-2, and Class 1A-3 Certificates (collectively, the “Class 1A Certificates” or the “Uncapped Offered Certificates”) will be a floating rate based on One-Month LIBOR plus [x.xx]%, [x.xx]% and [x.xx]%, respectively. On the first Distribution Date after the first possible Optional Termination Date, the margin for the Class 1A-1, Class 1A-2 and Class 1A-3 Certificates will increase to 2 times the original margin. In the event that the related Balance Guarantee Cap is no longer in effect, the Class 1A Certificates will be subject to the Net WAC Rate described herein.
(4)	The Certificate Interest Rate for the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates (collectively, the “Class 2A Certificates” or the “Class 2A Capped Certificates”, and collectively with the Class 1A Certificates, the “Class A Certificates”) will be a floating rate based on One-Month LIBOR plus [x.xx]%, [x.xx]% and [x.xx]%, respectively, subject to the Net WAC Rate described herein. On the first Distribution Date after the first possible Optional Termination Date, the margin for the Class 2A Capped Certificates will increase to 2 times the original margin.
(5)	The Certificate Interest Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates (collectively, the “Class B Certificates”) will be a floating rate based on One-Month LIBOR plus [x.xx]%, [x.xx]%, [x.xx]%, [x.xx]%, [x.xx]%, [x.xx]%, [x.xx]%, [x.xx]% and [x.xx]%, respectively, subject to the Net WAC Rate described herein. On the first Distribution Date after the first possible Optional Termination Date, the margin for the Class B Certificates will increase to 1.5 times the original margin.
(6)	WALs are calculated at the pricing speed of 25% CPR. WALs to call are also calculated to the 10% Optional Termination.
(7)	The percentage of the Class1A Certificates and percentage of Class 2A Certificates may change based upon demand with the potential for one or more tranches of the Class A Certificates to be collapsed. The Class 1A-1 Certificates will be approximately 60%, the Class 1A-2 Certificates will be approximately 30%, and the Class 1A-3 Certificates will be approximately 10% of the Class 1A Certificates. The Class 2A-1 Certificates will be approximately 60%, the Class 2A-2 Certificates will be approximately 30%, and the Class 2A-3 Certificates will be approximately 10% of the Class 2A Certificates.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Transaction Structure

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Mortgage Loans

•	The “Mortgage Loans” consist of pay option adjustable rate, first lien residential Mortgage Loans with an aggregate principal balance as of the Cut-Off Date of approximately $794,835,362. On or prior to the Closing Date, it is expected that some of the Mortgage Loans may be removed from the trust and certain other similar Mortgage Loans may be added to the trust. Approximately 95.78% of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon 1 Year MTA (the “MTA”). Approximately 2.31% of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon 1 Month LIBOR. Approximately 1.56% of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon 6 Month LIBOR. Approximately 0.34% of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon COFI. After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin. None of the Mortgage Loans are subject to a periodic rate adjustment cap. All of the Mortgage Loans are subject to a maximum mortgage rate.

•	For all of the Mortgage Loans, the minimum monthly payment amount is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance would exceed a percentage (either 110% or 115% as specified in the related note) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

•	Negative amortization on a Mortgage Loan will occur when the borrower elects to make the minimum monthly payment and such payment is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Deferred Interest”). The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CLASS A CERTIFICATES AND CLASS B CERTIFICATES.

Summary of Terms

Sponsor:	Luminent Mortgage Capital, Inc.

Depositor:	Lares Asset Securitization, Inc.

Master Servicer / Securities Administrator / Custodian:	Wells Fargo Bank, N.A.

Servicers:	The Mortgage Loans are serviced by Residential Funding Corporation (“RFC”), GMAC Mortgage Corporation (“GMAC”), EMC Mortgage Corporation and Countrywide Home Loans Servicing. Subsequent to the Closing Date the servicing of the Mortgage Loans originated by MortgageIT will be transferred from GMAC to Central Mortgage. The expectation is that this will occur within two months following the Closing Date.

Sole Bookrunner:	Barclays Capital Inc.

Co-Manager:	Bear, Stearns & Co. Inc.

Trustee:	HSBC Bank USA, National Association.

Rating Agencies:	Standard & Poor’s (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).

Offered Certificates:	The “Class A Certificates” or the “Senior Certificates” will consist of the Class 1A-1, Class 1A-2, Class 1A-3, Class 2A-1, Class 2A-2 and Class 2A-3 Certificates. The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates. The Senior Certificates and Subordinate Certificates (collectively, the “Offered Certificates”) are being offered publicly herein.

Non-Offered Certificates:	The Class 1A-1S, Class 1A-2S, Class 1A-3S, Class B-9, Class C and Class R Certificates are referred to as the “Non-Offered Certificates.”

Uncapped Offered Certificates:	The Class 1A-1, Class 1A-2 and Class 1A-3 Certificates, collectively.

Cut-Off Date:	September 1, 2006.

Closing Date:	September 28, 2006.

Distribution Date:	25th day of each month (or the next business day), commencing in October 2006.

Final Maturity Date:	October 2046.

Due Period:	With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Optional Termination:	The majority holder of the Class C Certificates may, at its option, purchase the Mortgage Loans and REO properties in the trust on any Distribution Date following the month in which the aggregate stated principal balance of the Mortgage Loans at the end of the related Due Period and REO properties equals 10% or less of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date, which purchase would effect an early retirement of the Certificates; however, such optional termination will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Registration:	The Class A Certificates and Class B Certificates will be available in book-entry form through DTC. The Class A Certificates and Class B Certificates will, upon request, be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Denominations:	The Class A Certificates and Class B Certificates are issuable in minimum denominations of an original amount of $100,000 and multiples of $1 in excess thereof.

Federal Tax Treatment:	It is anticipated that the Senior Certificates and the Subordinate Certificates will represent an interest in two assets for federal income tax purposes: (i) a “regular interest” in a REMIC, which will be treated as newly-originated debt instruments for most federal income tax purposes and (ii) in the case of the Class 1A Certificates, the right to payments from the Balance Guarantee Cap and of Net WAC Cap Carryover Amounts and in the case of the Class 2A and Class B Certificates, the right to payments of Net WAC Cap Carryover Amounts, each of which is expected to represent an interest in a notional principal contract for federal income tax purposes. The Class R Certificates will be treated as a REMIC residual interest for federal income tax purposes.

ERISA Considerations:	The Class 1A-1 Certificates and Class 2A-1 Certificates are expected to be ERISA eligible subject to certain conditions. The Class 1A-2, Class 1A-3, Class 2A-2, Class 2A-3 and Subordinate Certificates are expected to be eligible only by certain insurance company general accounts that meet certain conditions. Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

SMMEA Eligibility:	The Class A, Class B-1, Class B-2 and Class B-3 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.
Prospective investors also should consider other restrictions on the ability of certain types of investors to purchase the Certificates.

P&I Advances:	With Respect to All Servicers (except for EMC Mortgage Corporation):
Pursuant to the terms of its servicing agreement, each servicer will be obligated to make monthly advances of the “minimum payment” as set forth in the related mortgage note, in the event that the borrower does not make such payment, and the servicer deems such advances to be nonrecoverable from expected proceeds of the mortgage loan. The servicer also will make certain servicing advances with respect to payments of taxes and other servicing items. If a servicer does not make such advances, the master servicer will make such advances subject to limitations described in the Pooling Agreement unless the master servicer deems such advances to be nonrecoverable from expected proceeds of the mortgage loan.
With Respect to EMC Mortgage Corporation:
Pursuant to the terms of its servicing agreement, EMC Mortgage Corporation will only be obligated to advance any scheduled interest payment that is delinquent at the close of business on the related determination date.

Net Mortgage Rate:	On any Mortgage Loan, the then applicable mortgage rate thereon minus the sum of the applicable (1) Servicing Fee Rate, (2) any lender paid mortgage insurance fee, and (3) the Master Servicing Fee Rate.

Servicing Fee:	With respect to each mortgage loan and any Distribution Date, the fee payable to the Servicer in respect of servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the stated principal balance of such mortgage loan as of the first day of the related Due Period.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Servicing Fee Rate:	(i) With respect to any mortgage loan serviced by GMAC or RFC (with the exception of the MortgageIT originated loans), 0.425% per annum and (ii) with respect to all others, 0.375% per annum.

Mastering Servicing Fee Rate:	With respect to all Mortgage Loans, 0.0135% per annum (inclusive of trustee fee and custodial fee).

Accrual Period:	The “accrual period” for all of the Class A Certificates and Class B Certificates will be the period from and including the preceding Distribution Date (or from the Closing Date with respect to the first Distribution Date) to and including the day prior to the current Distribution Date.

Interest Day Count:	The Securities Administrator will calculate interest on all of the Class A Certificates and Class B Certificates on an actual/360 basis.

Negative Amortization:	The Mortgage Loans are subject to negative amortization. For any Distribution Date, the Principal Distribution Amount will be reduced by any negative amortization until reduced to zero. Any additional negative amortization in excess of the Principal Distribution Amount will constitute an “Additional Negative Amortization Amount.”

Credit Enhancement for the Class A Certificates and Class B Certificates:	Credit Enhancement Percentages (includes initial OC):

Initially, 7.75% for the Class A Certificates, 5.90% for the Class B-1 Certificates, 4.50% for the Class B-2 Certificates, 3.95% for the Class B-3 Certificates, 3.00% for the Class B-4 Certificates, 2.50% for the Class B-5 Certificates, 2.00% for the Class B-6 Certificates, 1.50% for the Class B-7 Certificates and 0.90% for the Class B-8 Certificates.
  Subordination
  Overcollateralization (“OC”)

Approximate Initial (% Orig.): 0.60%

OC Target (%):

The sum of (a) any related aggregate Additional Negative Amortization Amount unreimbursed by Excess Cashflow and (b) (i) prior to the Stepdown Date, 0.60% of the Cut-Off Date Balance of the Mortgage Loans or (ii) on or after the Stepdown Date, an amount equal to the greater of (x) on any Distribution Date (i) prior to the Distribution Date in September 2012, 1.50% of the aggregate stated principal balance of the Mortgage Loans and (ii) on or after the Distribution Date in September 2012, 1.20% of the aggregate stated principal balance of the Mortgage Loans, and (y) 0.50% of the Cut-Off Date Balance of the Mortgage Loans; provided however that if a Trigger Event is in effect, the Overcollateralization Target Amount with respect to the Mortgage Loans will be the same as on the prior Distribution Date. In the event that the Overcollateralization Target Amount after the Stepdown Date is greater than the initial Overcollateralization Target Amount, the overcollateralization will then be limited to the product of (a) 0.60% and (b) the Cut-Off Date Balance of the Mortgage Loans.

  Excess Cashflow, which will initially be equal to approximately 2.68% per annum (before losses) as of the Cut-Off Date (for the second period, based upon the assumptions as indicated on page 33, the Excess Cashflow is expected to be 1.73%), will be available to cover losses on all the Class A Certificates and Class B Certificates and to replenish OC as needed.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

7

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Available Funds:	For any Distribution Date, will be an amount that generally includes, in addition to current principal and interest payments, (1) all previously undistributed principal and interest portions of scheduled payments, principal prepayments and the principal and interest portions of net liquidation proceeds, (2) any monthly advances and compensating interest payments on the Mortgage Loans made by the Master Servicer or Servicer for such Distribution Date, (3) any prepayment penalties[1] (to the extent owned by the trust) on the Mortgage Loans collected by the Master Servicer or Servicer for such Distribution Date, and (4) any amounts reimbursed by the Master Servicer, the related Servicer, the Trustee or the Securities Administrator in connection with losses on certain eligible investments, net of (x) fees payable to, and amounts reimbursable to, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and the Custodian and (y) investment earnings on amounts on deposit in the master servicer collection account and the distribution account.

1 The trust owns prepayment penalties on 34.29% of the Mortgage Loans.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

8

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Accrued Certificate Interest:	For any Distribution Date for the Class A Certificates and Class B Certificates, interest accrued during the related accrual period at the then-applicable Certificate Interest Rate on the related Certificate Principal Balance thereof immediately prior to such Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date (other than because of the Adjusted Net WAC Rate) with interest thereon at the related Certificate Interest Rate.

Accrued Certificate Interest on each Class of Uncapped Offered Certificates will be paid from the Available Funds provided that the Uncapped Offered Certificates will have the benefit of the Balance Guarantee Cap as described below under "Uncapped Offered Certificates Flow of Funds – Balance Guarantee Cap" to compensate for basis risk shortfalls resulting from application of the Net WAC Rate.

On any Distribution Date, the amount of Accrued Certificate Interest distributable to the Class 1A-S Certificates, the Class 2A Certificates and the Class B Certificates will be limited by the Adjusted Net WAC Rate. The Class 1A Certificates will also be so limited if the Balance Guarantee Cap is no longer in effect.

The Certificate Interest Rate for the Class 1A-1S, Class 1A-2S and Class 1A-3S Certificates (“Class 1A-S Certificates”) will be a floating rate based on the lesser of (a) One-Month LIBOR plus [x.xx]%, [x.xx]%, and [x.xx]%, respectively, and (b) the Net WAC Rate. On the first Distribution Date after the first possible Optional Termination Date, the margin for the Class 1A-S Certificates will increase to 2 times the original margin.

The Certificate Interest Rate for the Class 1A-1, Class 1A-2 and Class 1A-3 Certificates will be a floating rate based on One-Month LIBOR plus [x.xx]%, [x.xx]% and [x.xx]%. On the first Distribution Date after the first possible Optional Termination Date, the margin for the Class 1A Uncapped Offered Certificates will increase to 2 times the original margin. In the case that the Balance Guarantee Cap is no longer in effect, then the Class 1A Certificates will be a floating rate based on the lesser of (a) One-Month LIBOR plus [x.xx]%, [x.xx]%, and [x.xx]%, respectively, and (b) the Net WAC Rate.

The Certificate Interest Rate for the Class 2A-1, Class 2A-2 and Class 2A-3 Certificates will be a floating rate based on the lesser of (a) One-Month LIBOR plus [x.xx]%, [x.xx]%, and [x.xx]%, respectively, and (b) the Net WAC Rate. On the first Distribution Date after the first possible Optional Termination Date, the margin for the Class 2A Certificates will increase to 2 times the original margin.

The Certificate Interest Rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will be a floating rate based on the lesser of (a) One-Month LIBOR plus [x.xx]%, [x.xx]%, [x.xx]%, [x.xx]%, [x.xx]%, [x.xx]%, [x.xx]%, [x.xx]% and [x.xx]%, respectively, and (b) the Net WAC Rate. On the first Distribution Date after the first possible Optional Termination Date, the margin for the Class B Certificates will increase to 1.5 times the original margin.

Net WAC Rate:	On any Distribution Date, the per annum rate equal to the product of (a) the weighted average (as described below) of the Net Mortgage Rates on the Mortgage Loans included in the trust as of the beginning of the related Due Period, weighted on the basis of the stated principal balances thereof as of the beginning of the related Due Period, and (b) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period. The weighted average described above shall be weighted on the basis of the aggregate stated principal balance of the related Mortgage Loans as of the beginning of the related Due Period.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

9

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Adjusted Net WAC Rate:	On any Distribution Date, the Net WAC Rate reduced by a per annum rate equal to any Additional Negative Amortization Amount computed for this purpose as the percentage equivalent of a fraction equal to the product of (x) the quotient of the Additional Negative Amortization Amounts, if any, multiplied by (a) 12, divided by (b) the aggregate stated principal balance of the mortgage loans and (y) a fraction equal to (a) 30 divided by (b) the number of days in the Accrual Period.

Basic Principal Distribution Amount:	With respect to any Distribution Date, the lesser of (a) the excess, if any, of (i) the Available Funds for such Distribution Date over (ii) the aggregate amount of Accrued Certificate Interest minus any payments from the Balance Guarantee Caps for the Class 1A Uncapped Offered Certificates for such Distribution Date and (b) the Principal Remittance Amount.

Principal Distribution Amount:	For any Distribution Date, the sum of (a) the Basic Principal Distribution Amount and (b) the Overcollateralization Deficiency Amount limited to Excess Cashflow described below in section (iii)(a) of “Priority of Payments on Class A Certificates and Class B Certificates (cont)”. In addition, the Principal Distribution Amount shall be reduced to the extent the Overcollateralization Amount exceeds the Overcollateralization Target Amount, by the amount of such excess.

Excess Cashflow:	For any Distribution Date, the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (a) the aggregate amount of Accrued Certificate Interest minus any payments from the Balance Guarantee Caps for the Class 1A Uncapped Offered Certificates and (b) the Principal Remittance Amount used to make payments in respect of the principal to the Class A Certificates and Class B Certificates.

Overcollateralization Deficiency Amount:	With respect to any Distribution Date is the excess, if any, of the Overcollateralization Target Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date, after giving effect to distributions of the principal, but prior to allocation of the Realized Losses to Certificates, on such Distribution Date.

Overcollateralization Amount:	For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the Mortgage Loans incurred during the related Prepayment Period), exceeds (ii) the aggregate Certificate Principal Balance of the Class A Certificates and Class B Certificates as of such Distribution Date (after taking into account the principal distributed on that Distribution Date).

Overcollateralization Target Amount:	The sum of (a) any related aggregate Additional Negative Amortization Amount unreimbursed by Excess Cashflow and (b) (i) prior to the Stepdown Date, 0.60% of the Cut-Off Date Balance of the Mortgage Loans or (ii) on or after the Stepdown Date, an amount equal to the greater of (x) on any Distribution Date (i) prior to the Distribution Date in September 2012, 1.50% of the aggregate stated principal balance of the Mortgage Loans and (ii) on or after the Distribution Date in September 2012, 1.20% of the aggregate stated principal balance of the Mortgage Loans, and (y) 0.50% of the Cut-Off Date Balance of the Mortgage Loans; provided however that if a Trigger Event is in effect, the Overcollateralization Target Amount with respect to the Mortgage Loans will be the same as on the prior Distribution Date. In the event that the Overcollateralization Target Amount after the Stepdown Date is greater than the initial Overcollateralization Target Amount, the overcollateralization will then be limited to the product of (a) 0.60% and (b) the Cut-Off Date Balance of the Mortgage Loans.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

10

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Net WAC Cap Carryover Amount:	For any Distribution Date for the Class 1A Certificates, for the benefit of the Balance Guarantee Cap Counterparty while the Balance Guarantee Cap is in effect, the sum of (i) the Balance Guarantee Cap payments for such Distribution Date, if any, plus (ii) any such amounts remaining unpaid from prior Distribution Dates with interest thereon at the Certificate Interest Rate for such Distribution Date to the extent previously unreimbursed by Excess Cashflow.

For any Distribution Date for the Class 2A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, and Class B-8 Certificates, and for the Class 1A Certificates if the Balance Guarantee Cap is not in effect, the sum of (i) if on such Distribution Date the Certificate Interest Rate for the related Certificates is based on the Net WAC Rate, the excess, if any, of (a) the Accrued Certificate Interest that would have been payable had the Certificate Interest Rate for the related Certificates been calculated at the LIBOR-based rate with respect to the related Certificates over (b) interest calculated at the Net WAC Rate plus (ii) any such amounts remaining unpaid from prior Distribution Dates with interest thereon at the Certificate Interest Rate, computed without regard to the Net WAC Rate, for such Distribution Date to the extent previously unreimbursed by related Excess Cashflow.

Additional Negative Amortization Carryover Amount:	For any Distribution Date for the Class 1A-S Certificates (for the Class 1A Certificates for the benefit of the Balance Guarantee Cap Counterparty if the related Cap Agreement is in effect), the Class 2A Certificates, and the Class B Certificates, the sum of (x) the excess, if any, of (a) Accrued Certificate Interest on the related Class of Certificates calculated at the Certificate Interest Rate of the related Class of Certificates over (b) the amount of Accrued Certificate Interest actually distributed because of the application of the Adjusted Net WAC Rate and (y) any Additional Negative Amortization Carryover Amounts remaining unpaid from prior Distribution Dates with interest thereon at the Certificate Interest Rate, for such Distribution Date to the extent previously unreimbursed by related Excess Cashflow.

Stepdown Date:	The later to occur of (x) the Distribution Date occurring in October 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to (i) prior to the Distribution Date in September 2012 or on the first Distribution Date following the Distribution Date in which the balances of the Class A Certificates are reduced to zero, approximately 19.375% and (ii) on or after the Distribution Date in September 2012, approximately 15.500%.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

11

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Trigger Event:	With respect to the Mortgage Loans, a Trigger Event is in effect with respect to any Distribution Date on and after the Stepdown Date if either:

(a) the rolling three month delinquency rate for the Mortgage Loans as of the close of business on the last day of the preceding calendar month exceeds approximately 37.00% of the aggregate Certificate Principal Balance of the Class B Certificates plus the aggregate Overcollateralization Amount for the Mortgage Loans, divided by the aggregate stated principal balance of the Mortgage Loans; or

(b) the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-Off Date through the end of the calendar month immediately preceding such Distribution Date exceeds the applicable percentage set forth below of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date.

Distribution Date: Percentage:
October 2008 through September 2009:  0.15%
October 2009 through September 2010:  0.40%
October 2010 through September 2011:  0.70%
October 2011 through September 2012:  0.95%
October 2012 through September 2013:  1.35%
October 2013 and thereafter: 1.45%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

12

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Priority of Payments on Class A Certificates and Class B Certificates:	On each Distribution Date, the Available Funds and any amounts received from the Balance Guarantee Cap Counterparty for such Distribution Date will be distributed in the following amounts and in the following order of priority:

	(i)	Interest will be distributed in the following order of priority:

		(a)	first, to pay the Servicing Fees, the lender paid mortgage insurance fee, the Master Servicing Fee and any indemnities and expenses due and payable to the servicers, the master servicer, the trustee, and the custodian, if any;

		(b)	second, concurrently to the Class 1A Certificates and Class 2A Certificates, pro rata (pro rata within the Class 1A Certificates and Class 2A Certificates, respectively) based upon the entitlement of each such class (with respect to the Class 1A Certificates, any payment from the Balance Guarantee Cap Counterparty with respect to the related Cap Agreement used solely to make payments of Accrued Certificate Interest for such Distribution Date), its Accrued Certificate Interest;

		(c)	third, sequentially to the Class B Certificates in numeric order, its Accrued Certificate Interest; and

		(d)	fourth, for distribution as Excess Cashflow pursuant to clause (iii) below.

	(ii)	Principal Distribution Amount will be distributed in the following order of priority:

		(a)	if such Distribution Date is on or after the Stepdown Date and no Trigger Event is in effect on such Distribution Date:

			(1)	first, to the Class A Certificates, pro rata in reduction of their Certificate Principal Balances, until reduced to zero;
			(2)	second, to the Class B Certificates sequentially in numeric order in reduction of their Certificate Principal Balances, in each case until reduced to zero; and
			(3)	third, for distribution as Excess Cashflow pursuant to clause (iii) below; or

		(b)	if such Distribution Date is prior to the Stepdown Date or a Trigger Event is in effect on such Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority:

			(1)	first, to the Class A Certificates, as indicated above, the Senior Principal Distribution Amount, in reduction of their Certificate Principal Balances until reduced to zero;
			(2)	second, to each class of Class B Certificates, as indicated above, the respective Principal Distribution Amount, in reduction of their respective Certificate Principal Balances, until reduced to zero; and
			(3)	third, for distribution as Excess Cashflow pursuant to clause (iii) below.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

13

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Priority of Payments on Class A Certificates and Class B Certificates (cont):	(iii)	Excess Cashflow, if any, will be distributed in the following order of priority:
		(a)	first, to distribute the Overcollateralization Deficiency Amount as principal, in accordance with clause (ii) above;

		(b)	second, to the Class A Certificates, pro rata, based upon the entitlement of each class, (1) first, to pay any Unpaid Interest Distribution Amounts and Additional Negative Amortization Carryover Amounts and (2) second, to pay any Realized Losses applied to reduce the Certificate Principal Balance for such Distribution Date and prior Distribution Dates for such class of Class A Certificates;

		(c)	third, to the Class B Certificates sequentially in numeric order, (1) first, to pay any Unpaid Interest Distribution Amounts and Additional Negative Amortization Carryover Amounts and (2) second, to pay any Allocated Realized Loss Amounts applied to reduce the Certificate Principal Balance for such Distribution Date and prior Distribution Dates for such class of Class B Certificates;

		(d)	fourth, from amounts otherwise payable to the Class C Certificates, to each class of Class A Certificates, pro rata, based upon the entitlement of each class and then sequentially to the Class B Certificates, any unpaid Net WAC Cap Carryover Amounts; and

		(e)	fifth, to the Class C Certificates and Class R Certificates as specified in the Pooling Agreement.

Unpaid Interest Distribution Amounts:	With respect to the Mortgage Loans, (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest and (b) any Relief Act Shortfalls.

Compensating Interest:	Any payments made by the Master Servicer or the Servicers, pursuant to the Pooling Agreement and the Servicing Agreements, as applicable, to cover Prepayment Interest Shortfalls.

Principal Remittance Amount:	For any Distribution Date or the Mortgage Loans in the aggregate, as applicable, the sum of:

	(i)	the principal portion of all scheduled monthly payments on the Mortgage Loans due on the related Due Date, to the extent received or advanced;

	(ii)	the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling Agreement during the preceding calendar month; and

	(iii)	the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by the Seller or holder of the Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

The Principal Remittance Amount shall be reduced (to not less than zero) by the Negative Amortization Amount on the Mortgage Loans.

Relief Act Shortfall:	For any Distribution Date and any Mortgage Loan, any shortfalls relating to the Relief Act or similar legislation.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

14

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Senior Principal Distribution Amount:	For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (A) the aggregate Principal Distribution Amount for such Distribution Date and (B) the excess (if any) of (x) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Distribution Date in September 2012 approximately 80.625% and (ii) on or after the Distribution Date in September 2012 approximately 84.500% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Cut-Off Date Balance and any related aggregate Additional Negative Amortization Amount.

Class B-1 Principal Distribution Amount:	For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Distribution Date in September 2012 approximately 85.250% and (ii) on or after the Distribution Date in September 2012 approximately 88.200% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Cut-Off Date Balance and any related aggregate Additional Negative Amortization Amount.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

15

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Class B-2 Principal Distribution Amount:	For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates and Class B-1 Certificates (after taking into account the distribution of the Senior and Class B-1 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Distribution Date in September 2012 approximately 88.750% and (ii) on or after the Distribution Date in September 2012 approximately 91.000% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Cut-Off Date Balance and any related aggregate Additional Negative Amortization Amount.

Class B-3 Principal Distribution Amount:	For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior, Class B-1 and Class B-2 Certificates (after taking into account the distribution of the Senior, Class B-1 and Class B-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Distribution Date in September 2012 approximately 90.125% and (ii) on or after the Distribution Date in September 2012 approximately 92.100% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Cut-Off Date Balance and any related aggregate Additional Negative Amortization Amount.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

16

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Class B-4 Principal Distribution Amount:	For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior, Class B-1, Class B-2 and Class B-3 Certificates (after taking into account the distribution of the Senior, Class B-1, Class B-2 and Class B-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Distribution Date in September 2012 approximately 92.500% and (ii) on or after the Distribution Date in September 2012 approximately 94.000% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Cut-Off Date Balance and any related aggregate Additional Negative Amortization Amount.

Class B-5 Principal Distribution Amount:	For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (after taking into account the distribution of the Senior, Class B-1, Class B-2, Class B-3 and Class B-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Distribution Date in September 2012 approximately 93.750% and (ii) on or after the Distribution Date in September 2012 approximately 95.000% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Cut-Off Date Balance and any related aggregate Additional Negative Amortization Amount.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

17

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Class B-6 Principal Distribution Amount:	For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (after taking into account the distribution of the Senior, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Distribution Date in September 2012 approximately 95.000% and (ii) on or after the Distribution Date in September 2012 approximately 96.000% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Cut-Off Date Balance and any related aggregate Additional Negative Amortization Amount.

Class B-7 Principal Distribution Amount:	For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (after taking into account the distribution of the Senior, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Distribution Date in September 2012 approximately 96.250% and (ii) on or after the Distribution Date in September 2012 approximately 97.000% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Cut-Off Date Balance and any related aggregate Additional Negative Amortization Amount.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

18

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Class B-8 Principal Distribution Amount:	For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (after taking into account the distribution of the Senior, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Distribution Date in September 2012 approximately 97.750% and (ii) on or after the Distribution Date in September 2012 approximately 98.200% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Cut-Off Date Balance and any related aggregate Additional Negative Amortization Amount.

Realized Losses:	During any prepayment period, a realized loss may occur in respect of a mortgage loan in connection with the liquidation of such mortgage loan, a “debt service reduction” or a “deficient valuation.” A “realized loss” means:

	(i)	for a mortgage loan that is liquidated, an amount (not less than zero or more than the stated principal balance thereof) as of the date of such liquidation, equal to (A) the stated principal balance of the mortgage loan as of the date of such liquidation, plus (B) interest at the mortgage rate less the applicable servicing fee rate from the due date as to which interest was last paid or advanced (and not reimbursed) to certificateholders up to the due date in the month in which liquidation proceeds are required to be distributed, minus (C) the liquidation proceeds received during the calendar month in which such liquidation occurred, after payment of all liquidation expenses;

	(ii)	for a mortgage loan which has become the subject of a debt service reduction, the amount, if any, by which the principal portion of the related scheduled monthly payment has been reduced; and

	(iii)	for a mortgage loan which has become the subject of a deficient valuation and the principal amount due under the related certificate has been reduced, an amount equal to the difference between the principal balance of the mortgage loan outstanding immediately prior to such deficient valuation and the principal balance of the mortgage loan as reduced by the deficient valuation.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

19

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Allocation of Losses:	Realized Losses on the Mortgage Loans in excess of the amount of Excess Cashflow and overcollateralization will be applied first to the Class B Certificates in reverse numerical order and thereafter to the Class A Certificates (pro rata to the Class 1A and Class 2A Certificates). Within the Class 1A Certificates the Class 1A-3 Certificates will be allocated losses first until reduced to zero, and then losses will be allocated to the Class 1A-2 Certificates. Within the Class 2A Certificates, the Class 2A-3 Certificates will be allocated losses first until reduced to zero, and then losses will be allocated to the Class 2A-2 Certificates. Despite no allocation of Realized Losses to the Class 1A-1 and Class 2A-1 Certificates, in certain loss scenarios, there may not be enough cashflow to make payments on these classes.

To the extent that Realized Losses have been applied to a class of Certificates, investors may not fully recover their initial investment.

Allocated Realized Loss Amount:	With respect to the Class A Certificates and Class B Certificates, other than the Class 1A-1 Certificates and the Class 2A-1 Certificates, and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that class of Class A Certificates and Class B Certificates on that Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Dates.

Balance Guarantee Cap Counterparty:	Barclays Bank PLC (“Barclays Bank”) is a bank authorized and regulated by the United Kingdom’s Financial Services Authority and is a member of the London Stock Exchange. Barclays Bank engages in derivative transactions in a variety of markets. As of the date hereof, Barclays Bank is rated AA+ by Fitch Ratings Inc., AA by S&P and Aa1 by Moody’s.

Cap Agreements:	On the Closing Date, the Trustee will enter into three Cap Agreements (one for each of the Uncapped Offered Certificates) with Barclays Bank, whereby Barclays Bank will be required, if conditions met, to provide payments to the Trustee as described below in “Uncapped Offered Certificates Flow of Funds – Balance Guarantee Cap.” The result of the Cap Agreements is that the Class 1A-1, Class 1A-2 and Class 1A-3 Certificates are offered as “uncapped LIBOR floaters.”

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

20

Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Uncapped Offered Certificates Flow of Funds – Balance Guarantee Caps:	If the Adjusted Net WAC Rate is less than the Certificate Interest Rate on the related classes of Uncapped Offered Certificates, the Balance Guarantee Cap Provider will pay to the Trustee, under each Cap Agreement, an amount equal to:

	(A)	For so long as the Cap Agreement is in effect in regards to the Class 1A-1S Certificates, the excess of (a) the Accrued Certificate Interest for the Class 1A-1 Certificate over (b) the interest calculated on the Class 1A-1 Certificates if its Certificate Interest Rate was subject to the maximum of the Adjusted Net WAC Rate.

	(B)	For so long as the Cap Agreement is in effect in regards to the Class 1A-2S Certificates, the excess of (a) the Accrued Certificate Interest for the Class 1A-2 Certificate over (b) the interest calculated on the Class 1A-2 Certificates if its Certificate Interest Rate was subject to the maximum of the Adjusted Net WAC Rate.

	(C)	For so long as the Cap Agreement is in effect in regards to the Class 1A-3S Certificates, the excess of (a) the Accrued Certificate Interest for the Class 1A-3 Certificate over (b) the interest calculated on the Class 1A-3 Certificates if its Certificate Interest Rate was subject to the maximum of the Adjusted Net WAC Rate.

In the event that a Cap Agreement is no longer in effect and a substitute Balance Guarantee Cap provider has not been obtained, interest payable to the Uncapped Offered Certificates would be limited to the interest payments on the Certificates, and thus limited to the Adjusted Net WAC Rate.

The Cap Agreements will not cover any credit related interest losses on the Mortgage Loans, Relief Act Shortfalls or Prepayment Interest Shortfalls.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Collateral Stratifications

RANGE OF CURRENT MORTGAGE LOAN PRINCIPAL BALANCES ($)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
0.01 – 50,000.00	7	$225,469.54	0.03%	$32,209.93	351	732	7.442%	65.82%
50,000.01 – 100,000.00	39	3,248,928.79	0.41	83,305.87	361	714	7.711	70.90
100,000.01 – 150,000.00	170	21,806,707.42	2.74	128,274.75	362	722	7.656	73.27
150,000.01 – 200,000.00	269	47,738,930.67	6.01	177,468.14	368	720	7.655	72.57
200,000.01 – 250,000.00	294	66,663,627.00	8.39	226,747.03	363	716	7.640	74.26
250,000.01 – 300,000.00	265	73,392,682.76	9.23	276,953.52	369	714	7.637	74.12
300,000.01 – 350,000.00	215	70,049,897.98	8.81	325,813.48	366	713	7.659	74.10
350,000.01 – 400,000.00	209	78,625,604.40	9.89	376,199.06	371	710	7.654	76.56
400,000.01 – 450,000.00	191	81,052,507.67	10.20	424,358.68	363	717	7.625	75.85
450,000.01 – 500,000.00	135	64,199,708.57	8.08	475,553.40	365	714	7.643	74.30
500,000.01 – 550,000.00	88	45,867,461.70	5.77	521,221.16	368	722	7.591	76.14
550,000.01 – 600,000.00	82	47,319,844.34	5.95	577,071.27	363	721	7.588	74.13
600,000.01 – 650,000.00	66	41,534,609.34	5.23	629,312.26	378	725	7.552	74.19
650,000.01 – 700,000.00	36	24,282,926.58	3.06	674,525.74	368	723	7.522	71.55
700,000.01 – 750,000.00	22	16,040,273.83	2.02	729,103.36	359	721	7.534	70.18
750,000.01 – 1,000,000.00	83	73,198,182.37	9.21	881,905.81	369	729	7.537	70.98
1,000,000.01 – 1,500,000.00	31	35,554,610.09	4.47	1,146,922.91	364	726	7.554	70.69
>= 2,000,000.01	2	4,033,389.24	0.51	2,016,694.62	358	743	7.450	60.70
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%
AVERAGE: $360,633.10

RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
0.01 – 50,000.00	4	$159,284.48	0.02%	$39,821.12	349	707	7.445%	71.48%
50,000.01 – 100,000.00	35	2,873,457.80	0.36	82,098.79	363	717	7.721	69.22
100,000.01 – 150,000.00	145	17,944,517.09	2.26	123,755.29	363	721	7.661	73.48
150,000.01 – 200,000.00	260	44,626,022.48	5.61	171,638.55	369	717	7.675	72.98
200,000.01 – 250,000.00	276	60,250,947.31	7.58	218,300.53	364	718	7.624	74.40
250,000.01 – 300,000.00	261	69,508,483.28	8.75	266,316.03	369	714	7.668	74.21
300,000.01 – 350,000.00	217	67,586,266.15	8.50	311,457.45	367	712	7.630	74.53
350,000.01 – 400,000.00	238	86,855,136.74	10.93	364,937.55	369	710	7.673	75.46
400,000.01 – 450,000.00	152	62,642,766.16	7.88	412,123.46	365	716	7.605	75.83
450,000.01 – 500,000.00	166	75,684,016.76	9.52	455,927.81	363	715	7.654	75.12
500,000.01 – 550,000.00	89	44,770,852.68	5.63	503,043.29	368	720	7.585	75.49
550,000.01 – 600,000.00	79	43,488,226.45	5.47	550,483.88	364	727	7.561	75.76
600,000.01 – 650,000.00	94	57,248,993.90	7.20	609,031.85	376	722	7.589	74.15
650,000.01 – 700,000.00	32	20,587,184.79	2.59	643,349.52	359	726	7.520	70.85
700,000.01 – 750,000.00	22	15,433,492.85	1.94	701,522.40	360	718	7.474	70.37
750,000.01 – 1,000,000.00	96	80,885,081.04	10.18	842,552.93	368	727	7.557	70.33
1,000,000.01 – 1,500,000.00	36	40,257,243.09	5.06	1,118,256.75	363	729	7.522	71.38
1,500,000.01 – 2,000,000.00	1	2,003,389.24	0.25	2,003,389.24	357	766	7.513	51.28
>= 2,000,000.01	1	2,030,000.00	0.26	2,030,000.00	359	721	7.388	70.00
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%
AVERAGE: $376,398.23

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

ORIGINAL TERM TO MATURITY (MONTHS)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
360	2,006	$719,714,628.31	90.55%	$358,780.97	355	718	7.597%	73.77%
480	198	75,120,733.98	9.45	379,397.65	478	720	7.763	74.92
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%
WEIGHTED AVERAGE: 371

REMAINING TERM TO MATURITY (MONTHS)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
336 – 340	4	$1,956,953.37	0.25%	$489,238.34	339	714	7.205%	76.11%
341 – 345	31	11,725,369.13	1.48	378,237.71	343	702	7.536	74.80
346 – 350	216	77,613,878.33	9.76	359,323.51	348	715	7.555	75.67
351 – 355	568	198,508,815.45	24.97	349,487.35	354	725	7.610	71.91
356 – 360	1,187	429,909,612.03	54.09	362,181.64	358	716	7.602	74.25
361 >=	198	75,120,733.98	9.45	379,397.65	478	720	7.763	74.92
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%
WEIGHTED AVERAGE: 367

PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
Single Family	1,382	$503,743,775.80	63.38%	$364,503.46	367	717	7.624%	73.04%
Planned Unit Development	487	186,013,561.63	23.40	381,958.03	367	724	7.561	75.43
Condominium	260	77,880,129.38	9.80	299,538.96	364	722	7.625	75.62
Two-to Four-Family	61	22,096,416.75	2.78	362,236.34	364	700	7.718	73.85
Townhouse	13	4,881,048.73	0.61	375,465.29	364	706	7.705	74.07
Condotel	1	220,430.00	0.03	220,430.00	359	692	7.663	70.00
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%

OCCUPANCY TYPE	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
Primary Residence	1,761	$671,071,281.47	84.43%	$381,073.98	368	717	7.608%	73.97%
Investment Property	294	76,972,499.03	9.68	261,811.22	359	723	7.693	71.71
Secondary Residence	149	46,791,581.79	5.89	314,037.46	364	734	7.543	76.22
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

LOAN PURPOSE	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
Refinance (cash-out)	1,033	$365,471,158.30	45.98%	$353,795.89	369	714	7.650%	71.05%
Purchase	718	266,609,774.47	33.54	371,322.81	363	730	7.545	78.26
Refinance (rate/term)	453	162,754,429.52	20.48	359,281.30	368	711	7.639	73.07
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%

DOCUMENTATION PROGRAMS	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
Stated Income/Verified Asset	1,091	$409,742,864.37	51.55%	$375,566.33	369	720	7.640%	73.16%
Reduced	446	172,198,070.13	21.66	386,094.33	366	712	7.586	74.80
Full	446	139,553,212.41	17.56	312,899.58	360	725	7.560	75.80
Stated Income/Stated Asset	191	63,835,102.12	8.03	334,215.19	368	709	7.642	71.36
Alternative	20	6,678,720.14	0.84	333,936.01	364	714	7.381	77.85
No Ratio	6	1,856,738.84	0.23	309,456.47	374	749	7.655	80.95
No Documentation	4	970,654.28	0.12	242,663.57	356	731	7.733	64.91
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%

RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
<= 50.00	122	$32,228,454.86	4.05%	$264,167.66	365	742	7.622%	40.11%
50.01 – 55.00	52	23,714,590.42	2.98	456,049.82	367	723	7.582	53.16
55.01 – 60.00	69	21,052,916.01	2.65	305,114.72	368	728	7.500	57.73
60.01 – 65.00	97	40,865,342.48	5.14	421,292.19	365	717	7.532	62.86
65.01 – 70.00	302	115,024,102.73	14.47	380,874.51	364	717	7.571	69.01
70.01 – 75.00	347	153,772,359.39	19.35	443,148.01	366	713	7.618	74.11
75.01 – 80.00	1,019	354,872,172.04	44.65	348,255.32	368	720	7.634	79.51
80.01 – 85.00	22	5,946,329.12	0.75	270,287.69	368	709	7.751	84.20
85.01 – 90.00	114	31,075,633.13	3.91	272,593.27	374	700	7.665	89.76
90.01 – 95.00	59	16,045,446.95	2.02	271,956.73	364	719	7.614	94.89
95.01 – 100.00	1	238,015.16	0.03	238,015.16	358	724	6.938	96.17
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%
WEIGHTED AVERAGE: 73.88%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

GEOGRAPHIC DISTRIBUTION	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
California	973	$422,225,369.66	53.12%	$433,941.80	366	720	7.587%	72.54%
Florida	216	61,545,224.62	7.74	284,931.60	365	717	7.650	76.50
Arizona	174	50,392,795.16	6.34	289,613.77	369	726	7.534	75.82
New Jersey	132	42,017,763.34	5.29	318,316.39	369	697	7.751	77.48
Maryland	71	21,802,122.82	2.74	307,072.15	376	692	7.796	74.70
Illinois	62	21,559,281.30	2.71	347,730.34	362	729	7.781	73.08
Washington	62	20,261,624.20	2.55	326,800.39	371	724	7.486	75.69
Virginia	46	17,545,197.63	2.21	381,417.34	369	710	7.671	75.58
New York	37	17,238,345.58	2.17	465,901.23	379	709	7.729	71.24
Nevada	51	15,829,467.15	1.99	310,381.71	366	726	7.626	76.21
Colorado	37	12,764,264.24	1.61	344,980.11	363	727	7.633	71.83
Oregon	39	10,827,458.31	1.36	277,627.14	372	734	7.436	74.76
Utah	32	8,279,451.17	1.04	258,732.85	355	727	7.500	74.11
Massachusetts	24	7,276,695.66	0.92	303,195.65	369	723	7.652	72.37
Wisconsin	27	5,503,273.82	0.69	203,824.96	355	741	7.546	78.98
Georgia	23	5,283,008.50	0.66	229,696.02	377	716	7.750	80.29
Hawaii	12	4,814,202.80	0.61	401,183.57	357	735	7.654	76.16
Minnesota	14	4,681,067.71	0.59	334,361.98	394	719	7.671	68.63
Texas	15	4,330,299.40	0.54	288,686.63	366	737	7.550	76.40
South Carolina	15	4,058,073.13	0.51	270,538.21	366	717	7.685	72.85
North Carolina	14	4,034,614.97	0.51	288,186.78	356	687	7.794	74.25
Indiana	12	3,760,828.25	0.47	313,402.35	349	723	7.412	78.67
Delaware	10	3,182,168.26	0.40	318,216.83	355	711	7.504	73.51
Michigan	13	3,181,160.82	0.40	244,704.68	356	733	8.062	78.53
Connecticut	7	2,836,387.17	0.36	405,198.17	367	703	7.496	71.26
Pennsylvania	13	2,657,746.35	0.33	204,442.03	355	708	7.548	68.68
New Mexico	11	2,371,109.12	0.30	215,555.37	380	724	7.640	76.50
Alabama	6	2,184,888.87	0.27	364,148.15	358	724	7.528	81.88
Tennessee	7	2,031,046.59	0.26	290,149.51	358	711	7.314	77.77
Idaho	10	1,643,920.10	0.21	164,392.01	353	743	7.611	73.42
Alaska	5	1,494,894.85	0.19	298,978.97	366	707	7.550	71.62
District of Columbia	4	1,488,755.12	0.19	372,188.78	377	706	7.766	70.29
Rhode Island	4	1,326,097.08	0.17	331,524.27	458	706	7.517	84.15
Arkansas	5	1,102,214.25	0.14	220,442.85	357	755	7.491	75.58
New Hampshire	3	846,253.01	0.11	282,084.34	355	689	7.915	79.93
Oklahoma	3	419,385.22	0.05	139,795.07	356	703	7.671	91.72
West Virginia	2	400,065.41	0.05	200,032.71	479	703	7.878	70.33
Louisiana	3	384,855.83	0.05	128,285.28	359	728	7.194	74.36
Ohio	3	354,766.36	0.04	118,255.45	399	702	7.762	83.32
Missouri	2	205,026.83	0.03	102,513.42	356	748	7.654	80.00
Wyoming	1	199,892.06	0.03	199,892.06	345	693	7.563	90.00
Iowa	2	179,650.30	0.02	89,825.15	352	739	7.415	75.45
Kansas	1	157,567.37	0.02	157,567.37	356	795	7.688	70.00
Vermont	1	157,081.90	0.02	157,081.90	357	797	7.188	77.78
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
5.801 – 6.000	3	$1,038,875.01	0.13%	$346,291.67	358	673	5.963%	75.04%
6.001 – 6.200	1	648,569.22	0.08	648,569.22	358	676	6.177	78.31
6.201 – 6.400	1	319,237.42	0.04	319,237.42	358	727	6.363	69.23
6.401 – 6.600	5	2,085,814.48	0.26	417,162.90	358	747	6.482	71.23
6.601 – 6.800	16	5,729,583.02	0.72	358,098.94	355	741	6.661	71.68
6.801 – 7.000	99	37,013,653.09	4.66	373,875.28	359	736	6.931	71.42
7.001 – 7.200	140	52,372,350.63	6.59	374,088.22	359	737	7.138	73.99
7.201 – 7.400	166	68,222,830.19	8.58	410,980.90	369	723	7.303	74.29
7.401 – 7.600	403	155,041,286.70	19.51	384,717.83	363	727	7.477	72.53
7.601 – 7.800	671	239,552,744.27	30.14	357,008.56	360	715	7.688	73.91
7.801 – 8.000	464	157,937,441.79	19.87	340,382.42	379	701	7.888	75.42
8.001 – 8.200	149	46,055,473.31	5.79	309,097.14	371	716	8.066	76.79
8.201 – 8.400	69	22,325,655.68	2.81	323,560.23	398	728	8.248	70.46
8.401 – 8.600	10	4,032,054.01	0.51	403,205.40	382	728	8.460	69.36
8.601 – 8.800	3	1,203,039.07	0.15	401,013.02	350	678	8.720	69.71
8.801 – 9.000	2	655,012.41	0.08	327,506.21	351	683	8.864	69.65
9.001 – 9.200	2	601,741.99	0.08	300,871.00	354	671	9.089	78.82
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%
WEIGHTED AVERAGE: 7.613%

RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
9.501 – 9.750	1	$347,000.00	0.04%	$347,000.00	479	693	8.213%	79.77%
9.751 – 10.000	2,195	790,964,368.41	99.51	360,348.23	367	719	7.612	73.87
10.251 – 10.500	1	282,989.54	0.04	282,989.54	350	654	9.175	77.50
10.751 – 11.000	1	113,520.00	0.01	113,520.00	359	671	7.688	80.00
11.001 – 11.250	1	648,569.22	0.08	648,569.22	358	676	6.177	78.31
11.251 – 11.500	2	1,603,929.79	0.20	801,964.90	358	702	7.813	70.00
11.751 – 12.000	1	220,430.00	0.03	220,430.00	359	692	7.663	70.00
12.251 – 12.500	1	437,988.44	0.06	437,988.44	353	809	8.088	90.00
12.501 – 12.750	1	216,566.89	0.03	216,566.89	353	692	8.513	90.00
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%
WEIGHTED AVERAGE: 9.957%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
1.376 – 1.500	3	$1,038,875.01	0.13%	$346,291.67	358	673	5.963%	75.04%
1.751 – 1.875	1	319,237.42	0.04	319,237.42	358	727	6.363	69.23
1.876 – 2.000	11	4,819,176.72	0.61	438,106.97	355	729	6.888	71.44
2.001 – 2.125	10	3,280,175.90	0.41	328,017.59	353	731	6.613	71.13
2.126 – 2.250	10	3,891,206.87	0.49	389,120.69	354	750	7.271	72.55
2.251 – 2.375	80	29,084,232.21	3.66	363,552.90	358	737	6.919	71.22
2.376 – 2.500	54	22,348,073.97	2.81	413,853.22	358	728	7.121	72.53
2.501 – 2.625	104	36,693,693.60	4.62	352,823.98	358	742	7.162	74.09
2.626 – 2.750	152	58,292,835.20	7.33	383,505.49	362	732	7.594	72.71
2.751 – 2.875	313	118,013,953.90	14.85	377,041.39	359	726	7.416	71.86
2.876 – 3.000	155	63,611,325.44	8.00	410,395.65	372	724	7.517	74.01
3.001 – 3.125	625	222,579,909.09	28.00	356,127.85	359	716	7.681	73.80
3.126 – 3.250	136	50,899,210.73	6.40	374,258.90	372	703	7.774	75.07
3.251 – 3.375	175	54,005,746.11	6.79	308,604.26	378	689	7.898	76.68
3.376 – 3.500	272	90,708,159.15	11.41	333,485.88	382	712	7.932	75.83
3.501 – 3.625	38	15,392,754.75	1.94	405,072.49	371	717	8.028	77.20
3.626 – 3.750	49	13,709,648.56	1.72	279,788.75	440	697	8.208	75.38
3.751 – 3.875	5	2,363,381.82	0.30	472,676.36	384	757	8.459	62.03
3.876 – 4.000	6	2,066,958.14	0.26	344,493.02	407	701	8.478	79.45
4.001 – 4.125	1	298,873.77	0.04	298,873.77	348	674	8.688	50.00
4.126 – 4.250	2	904,165.30	0.11	452,082.65	351	680	8.730	76.22
4.251 – 4.375	1	195,016.18	0.02	195,016.18	343	682	8.838	91.79
4.376 – 4.500	1	318,752.45	0.04	318,752.45	357	687	9.013	80.00
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%
WEIGHTED AVERAGE: 3.031%

RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
1.051 – 1.575	3	$1,038,875.01	0.13%	$346,291.67	358	673	5.963%	75.04%
1.576 – 2.100	22	8,418,590.04	1.06	382,663.18	354	730	6.761	71.23
2.101 – 2.625	248	92,017,206.65	11.58	371,037.12	358	737	7.080	72.74
2.626 – 3.150	1,262	469,713,188.80	59.10	372,197.46	362	721	7.581	73.20
3.151 – 3.675	634	211,074,880.05	26.56	332,925.68	381	704	7.911	76.05
3.676 – 4.200	33	12,058,853.11	1.52	365,419.79	391	708	8.352	72.66
4.201 – 4.725	2	513,768.63	0.06	256,884.32	352	685	8.947	84.48
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%
WEIGHTED AVERAGE: 3.031%

COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
1 Month/1 Year	1,984	$710,682,504.62	89.41%	$358,206.91	368	718	7.609%	73.82%
1 Month/1 Year – 30/40 Balloon	60	26,975,239.78	3.39	449,587.33	358	718	7.491	72.73
1 Month/2 Year	1	544,651.32	0.07	544,651.32	346	755	7.963	75
1 Month/5 Year	26	5,830,189.22	0.73	224,238.05	367	740	7.719	77.73
2 Month/1 Year	1	502,782.92	0.06	502,782.92	354	738	7.713	77.69
3 Month/1 Year	132	50,299,994.43	6.33	381,060.56	350	719	7.704	74.91
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

INDEX TYPE	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
MTA 1 Year	2,106	$761,318,229.44	95.78%	$361,499.63	367	718	7.595%	74.08%
1-Month LIBOR	58	18,349,897.94	2.31	316,377.55	352	719	8.041	70.94
6-Month LIBOR	32	12,425,890.84	1.56	388,309.09	354	749	8.206	66.07
COFI	8	2,741,344.07	0.34	342,668.01	357	695	6.872	74.59
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%

RATE ADJUSTMENT FREQUENCY	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
1	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%

INITIAL RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
11/1/2004	1	$830,828.69	0.10%	$830,828.69	337	729	6.963%	75.00%
12/1/2004	1	147,755.60	0.02	147,755.60	338	640	7.463	80.00
2/1/2005	2	978,369.08	0.12	489,184.54	340	712	7.372	76.47
3/1/2005	7	3,261,972.64	0.41	465,996.09	341	711	7.363	70.57
5/1/2005	5	1,370,432.03	0.17	274,086.41	343	692	7.633	77.36
6/1/2005	4	1,697,653.98	0.21	424,413.50	344	717	7.564	78.55
7/1/2005	8	3,866,364.24	0.49	483,295.53	345	691	7.556	74.39
8/1/2005	6	1,730,378.17	0.22	288,396.36	345	712	7.701	77.35
9/1/2005	19	6,778,654.53	0.85	356,771.29	347	713	7.687	77.37
10/1/2005	44	17,910,253.16	2.25	407,051.21	347	708	7.585	77.36
11/1/2005	55	17,196,741.32	2.16	312,668.02	348	723	7.505	75.04
12/1/2005	84	29,943,754.38	3.77	356,473.27	349	714	7.539	74.31
1/1/2006	84	27,383,768.76	3.45	325,997.25	351	721	7.570	72.46
2/1/2006	78	25,228,153.19	3.17	323,437.86	352	727	7.548	71.50
3/1/2006	66	22,540,465.06	2.84	341,522.20	353	729	7.607	74.25
4/1/2006	157	56,734,905.63	7.14	361,368.83	355	724	7.640	71.42
5/1/2006	184	66,990,454.98	8.43	364,078.56	355	722	7.566	72.27
6/1/2006	247	84,852,326.70	10.68	343,531.69	360	721	7.627	74.02
7/1/2006	444	162,130,141.36	20.40	365,157.98	371	721	7.606	73.66
7/20/2006	1	212,000.00	0.03	212,000.00	357	730	7.882	80.00
8/1/2006	400	146,193,718.16	18.39	365,484.30	379	712	7.612	75.08
9/1/2006	237	88,401,720.63	11.12	373,003.04	384	715	7.678	74.88
10/1/2006	68	27,891,850.00	3.51	410,174.26	400	715	7.757	72.55
11/1/2006	1	372,700.00	0.05	372,700.00	359	774	8.407	79.30
12/1/2006	1	190,000.00	0.02	190,000.00	360	685	7.882	66.90
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

RANGE OF FICO CREDIT SCORES	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
601 – 620	1	$187,972.17	0.02%	$187,972.17	352	615	8.263%	52.11%
621 – 640	77	23,299,305.50	2.93	302,588.38	367	632	7.698	73.43
641 – 660	149	45,260,268.68	5.69	303,760.19	369	652	7.741	73.23
661 – 680	293	103,567,472.69	13.03	353,472.60	366	670	7.692	75.23
681 – 700	346	132,313,851.10	16.65	382,409.97	366	690	7.650	74.97
701 – 720	330	124,073,172.65	15.61	375,979.31	366	710	7.595	74.48
721 – 740	269	98,628,286.83	12.41	366,647.91	367	730	7.582	74.88
741 – 760	278	100,899,612.64	12.69	362,948.25	370	750	7.591	74.46
761 – 780	251	89,942,147.37	11.32	358,335.25	364	771	7.536	72.16
781 – 800	161	59,967,979.25	7.54	372,471.92	367	789	7.503	70.42
801 – 820	49	16,695,293.41	2.10	340,720.27	374	805	7.597	67.50
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%
NON-ZERO WEIGHTED AVERAGE: 718

NEGAM LIMIT	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
110	982	$344,771,976.41	43.38%	$351,091.63	356	725	7.594%	71.95%
115	1,222	450,063,385.88	56.62	368,300.64	375	714	7.627	75.36
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%

PREPAYMENT PENALTY TERM	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
0	1,174	$430,305,087.35	54.14%	$366,529.04	370	720	7.598%	73.78%
6	11	6,260,612.35	0.79	569,146.58	369	722	7.647	74.22
12	255	97,454,255.53	12.26	382,173.55	360	726	7.619	72.71
24	79	28,048,535.83	3.53	355,044.76	354	710	7.520	72.90
36	681	231,712,327.56	29.15	340,253.05	365	714	7.647	74.72
60	4	1,054,543.67	0.13	263,635.92	351	707	7.539	63.88
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

ORIGINATOR	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
Countrywide	165	$66,111,021.04	8.32%	$400,672.85	347	707	7.52%	77.58%
GMACM	907	317,472,388.61	39.94	350,024.68	354	725	7.579	71.93
GMAC-RFC	821	304,615,862.42	38.32	371,030.28	376	714	7.601	74.64
Indymac	1	502,782.92	0.06	502,782.92	354	738	7.713	77.69
MortgageIT	232	85,803,451.43	10.80	369,842.46	395	714	7.767	74.27
EMC	78	20,329,855.87	2.56	260,639.18	372	732	7.979	79.31
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.61%	73.88%

SERVICER	NUMBER OF MORTGAGE LOANS	AGGREGATE PRINCIPAL BALANCE OUTSTANDING	PERCENT OF MORTGAGE POOL	AVERAGE PRINCIPAL BALANCE OUTSTANDING	WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)	WEIGHTED AVERAGE FICO CREDIT SCORE	WEIGHTED AVERAGE CURRENT MORTGAGE RATE	WEIGHTED AVERAGE ORIGINAL LOAN-TO- VALUE RATIO
COUNTRYWIDE	165	$66,111,021.04	8.32%	$400,672.85	347	707	7.515%	77.58%
EMC	78	20,329,855.87	2.56	260,639.18	372	732	7.979	79.31
GMACM	1,529	550,316,477.94	69.24	359,919.21	367	720	7.619	73.12
GMAC-RFC	431	157,575,224.52	19.82	365,603.77	373	716	7.582	74.29
INDYMAC	1	502,782.92	0.06	502,782.92	354	738	7.713	77.69
Total:	2,204	$794,835,362.29	100.00%	$360,633.10	367	718	7.613%	73.88%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Net WAC Rate

The information in the following table has been prepared in accordance with the following assumptions: (i) day count convention of Actual/360 is applied and (ii) assumptions stated below. It is highly unlikely, however, that the prepayments on the Mortgage Loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

	Static Rates	Rates at 20%		Static Rates	Rates at 20%

	Couponcap Rate	Couponcap Rate		Couponcap Rate	Couponcap Rate
25-Oct-06	7.98	7.98	25-Jan-11	7.06	9.22
25-Nov-06	7.06	9.22	25-Feb-11	7.06	9.22
25-Dec-06	7.29	9.53	25-Mar-11	7.81	10.21
25-Jan-07	7.06	9.22	25-Apr-11	7.06	9.22
25-Feb-07	7.06	9.22	25-May-11	7.29	9.53
25-Mar-07	7.81	10.21	25-Jun-11	7.06	9.22
25-Apr-07	7.06	9.22	25-Jul-11	7.29	9.53
25-May-07	7.29	9.53	25-Aug-11	7.06	9.22
25-Jun-07	7.06	9.22	25-Sep-11	7.06	9.22
25-Jul-07	7.29	9.53	25-Oct-11	7.29	9.53
25-Aug-07	7.06	9.22	25-Nov-11	7.06	9.22
25-Sep-07	7.06	9.22	25-Dec-11	7.29	9.53
25-Oct-07	7.29	9.53	25-Jan-12	7.06	9.22
25-Nov-07	7.06	9.22	25-Feb-12	7.06	9.22
25-Dec-07	7.29	9.53	25-Mar-12	7.54	9.86
25-Jan-08	7.06	9.22	25-Apr-12	7.06	9.22
25-Feb-08	7.06	9.22	25-May-12	7.29	9.53
25-Mar-08	7.55	9.86	25-Jun-12	7.06	9.22
25-Apr-08	7.06	9.22	25-Jul-12	7.29	9.53
25-May-08	7.29	9.53	25-Aug-12	7.06	9.22
25-Jun-08	7.06	9.22	25-Sep-12	7.06	9.22
25-Jul-08	7.29	9.53	25-Oct-12	7.29	9.53
25-Aug-08	7.06	9.22	25-Nov-12	7.06	9.22
25-Sep-08	7.06	9.22	25-Dec-12	7.29	9.53
25-Oct-08	7.29	9.53	25-Jan-13	7.06	9.22
25-Nov-08	7.06	9.22	25-Feb-13	7.06	9.22
25-Dec-08	7.29	9.53	25-Mar-13	7.81	10.21
25-Jan-09	7.06	9.22	25-Apr-13	7.06	9.22
25-Feb-09	7.06	9.22	25-May-13	7.29	9.53
25-Mar-09	7.82	10.21	25-Jun-13	7.06	9.22
25-Apr-09	7.06	9.22	25-Jul-13	7.29	9.53
25-May-09	7.29	9.53	25-Aug-13	7.06	9.22
25-Jun-09	7.06	9.22	25-Sep-13	7.06	9.22
25-Jul-09	7.29	9.53	25-Oct-13	7.29	9.53
25-Aug-09	7.06	9.22	25-Nov-13	7.06	9.22
25-Sep-09	7.06	9.22	25-Dec-13	7.29	9.53
25-Oct-09	7.29	9.53	25-Jan-14	7.06	9.22
25-Nov-09	7.06	9.22	25-Feb-14	7.06	9.22
25-Dec-09	7.29	9.53	25-Mar-14	7.81	10.21
25-Jan-10	7.06	9.22	25-Apr-14	7.06	9.22
25-Feb-10	7.06	9.22	25-May-14	7.29	9.53
25-Mar-10	7.81	10.21	25-Jun-14	7.06	9.22
25-Apr-10	7.06	9.22	25-Jul-14	7.29	9.53
25-May-10	7.29	9.53	25-Aug-14	7.06	9.22
25-Jun-10	7.06	9.22	25-Sep-14	7.06	9.22
25-Jul-10	7.29	9.53	25-Oct-14	7.29	9.53
25-Aug-10	7.06	9.22	25-Nov-14	7.06	9.22
25-Sep-10	7.06	9.22	25-Dec-14	7.29	9.53
25-Oct-10	7.29	9.53	25-Jan-15	7.06	9.22
25-Nov-10	7.06	9.22	25-Feb-15		9.22
25-Dec-10	7.29	9.53

Assumes 1-month LIBOR, 6-month LIBOR, MTA and COFI remain constant at 5.330%, 5.425%, 4.664% and 4.177%, respectively, and the cashflows are run to the Optional Termination at the pricing speed.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Excess Cashflow(1)(2)

The information in the following table has been prepared in accordance with the following assumptions: (1) day count convention of 30/360 is applied, (2) prepayments on the Mortgage Loans will occur at the pricing prepayment assumption of 25% CPR, and (3) assumptions listed below. It is highly unlikely, however that prepayments on the Mortgage Loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Period	Excess Cashflow	Period	Excess Cashflow
25-Oct-06	2.68	25-Dec-10	1.77
25-Nov-06	1.73	25-Jan-11	1.54
25-Dec-06	1.97	25-Feb-11	1.54
25-Jan-07	1.73	25-Mar-11	2.30
25-Feb-07	1.73	25-Apr-11	1.54
25-Mar-07	2.50	25-May-11	1.78
25-Apr-07	1.68	25-Jun-11	1.55
25-May-07	1.92	25-Jul-11	1.79
25-Jun-07	1.68	25-Aug-11	1.56
25-Jul-07	1.92	25-Sep-11	1.56
25-Aug-07	1.68	25-Oct-11	1.80
25-Sep-07	1.66	25-Nov-11	1.57
25-Oct-07	1.90	25-Dec-11	1.80
25-Nov-07	1.66	25-Jan-12	1.57
25-Dec-07	1.90	25-Feb-12	1.58
25-Jan-08	1.66	25-Mar-12	2.07
25-Feb-08	1.66	25-Apr-12	1.58
25-Mar-08	2.16	25-May-12	1.82
25-Apr-08	1.66	25-Jun-12	1.59
25-May-08	1.88	25-Jul-12	1.83
25-Jun-08	1.64	25-Aug-12	1.60
25-Jul-08	1.88	25-Sep-12	1.60
25-Aug-08	1.64	25-Oct-12	1.86
25-Sep-08	1.64	25-Nov-12	1.63
25-Oct-08	1.88	25-Dec-12	1.87
25-Nov-08	1.64	25-Jan-13	1.64
25-Dec-08	1.88	25-Feb-13	1.65
25-Jan-09	1.64	25-Mar-13	2.41
25-Feb-09	1.64	25-Apr-13	1.66
25-Mar-09	2.41	25-May-13	1.90
25-Apr-09	1.64	25-Jun-13	1.67
25-May-09	1.82	25-Jul-13	1.91
25-Jun-09	1.58	25-Aug-13	1.68
25-Jul-09	1.82	25-Sep-13	1.68
25-Aug-09	1.58	25-Oct-13	1.92
25-Sep-09	1.54	25-Nov-13	1.69
25-Oct-09	1.78	25-Dec-13	1.94
25-Nov-09	1.54	25-Jan-14	1.71
25-Dec-09	1.78	25-Feb-14	1.71
25-Jan-10	1.54	25-Mar-14	2.48
25-Feb-10	1.54	25-Apr-14	1.73
25-Mar-10	2.30	25-May-14	1.97
25-Apr-10	1.54	25-Jun-14	1.74
25-May-10	1.78	25-Jul-14	1.98
25-Jun-10	1.54	25-Aug-14	1.75
25-Jul-10	1.77	25-Sep-14	1.76
25-Aug-10	1.54	25-Oct-14	2.00
25-Sep-10	1.54	25-Nov-14	1.77
25-Oct-10	1.77	25-Dec-14	2.02
25-Nov-10	1.54

(1)	Assumes 1-month LIBOR, 6-month LIBOR, MTA and COFI remain constant at 5.330%, 5.425%, 4.664% and 4.177%, respectively, and the cashflows are run to the Optional Termination at the pricing speed.
(2)	Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees, monthly rebates payable to borrowers, and payment owed to and received from the Balance Guarantee Cap Counterparty) less total interest on the Class A and Class B Certificates divided by (b) collateral balance as of the beginning period, such amount multiplied by 12.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Sensitivity Table – To Call

The assumptions for the sensitivity table below are as follows:

•	The pricing prepayment assumptions as per below are applied
•	1-month LIBOR, 6-month LIBOR, MTA and COFI remain static
•	10% Optional Termination is exercised

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class 1A-1	WAL	8.31	5.67	3.22	2.58	2.12	1.47	1.06
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	232	167	100	81	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class 1A-2	WAL	8.31	5.67	3.22	2.58	2.12	1.47	1.06
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	232	167	100	81	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class 1A-3	WAL	8.31	5.67	3.22	2.58	2.12	1.47	1.06
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	232	167	100	81	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class 2A-1	WAL	8.31	5.67	3.22	2.58	2.12	1.47	1.06
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	232	167	100	81	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class 2A-2	WAL	8.31	5.67	3.22	2.58	2.12	1.47	1.06
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	232	167	100	81	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class 2A-3	WAL	8.31	5.67	3.22	2.58	2.12	1.47	1.06
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	232	167	100	81	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-1	WAL	13.57	9.60	6.04	4.99	4.30	3.68	3.08
	First Prin Pay	90	73	44	37	38	41	37
	Last Prin Pay	232	167	100	81	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-2	WAL	13.57	9.60	6.04	4.99	4.29	3.59	3.08
	First Prin Pay	90	73	44	37	38	40	37
	Last Prin Pay	232	167	100	81	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-3	WAL	13.57	9.60	6.03	4.99	4.29	3.55	3.08
	First Prin Pay	90	72	44	37	38	39	37
	Last Prin Pay	232	167	100	81	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-4	WAL	13.57	9.58	6.03	4.99	4.27	3.51	3.08
	First Prin Pay	90	72	44	37	37	39	37
	Last Prin Pay	232	167	100	81	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-5	WAL	13.57	9.59	6.03	4.99	4.27	3.47	3.08
	First Prin Pay	90	72	44	37	37	38	37
	Last Prin Pay	232	167	100	81	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-6	WAL	13.43	9.46	5.96	4.93	4.27	3.47	3.08
	First Prin Pay	90	72	44	37	37	38	37
	Last Prin Pay	232	167	100	81	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-7	WAL	13.00	9.12	5.74	4.82	4.18	3.41	3.08
	First Prin Pay	90	72	44	37	37	37	37
	Last Prin Pay	215	153	91	74	68	49	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-8	WAL	12.02	8.37	5.40	4.57	3.87	3.15	3.08
	First Prin Pay	90	72	44	37	37	37	37
	Last Prin Pay	191	134	80	72	60	43	37

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-9	WAL	10.10	6.98	4.79	3.87	3.29	3.08	3.08
	First Prin Pay	90	72	44	37	37	37	37
	Last Prin Pay	146	101	68	56	46	37	37

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Sensitivity Table – To Maturity

The assumptions for the sensitivity table below are as follows:

•	The pricing prepayment assumptions as per below are applied
•	1-month LIBOR, 6-month LIBOR, MTA and COFI remain static
•	10% Optional Termination is not exercised

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class 1A-1	WAL	8.69	6.05	3.48	2.80	2.30	1.61	1.13
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	353	316	213	176	148	108	82

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class 1A-2	WAL	8.69	6.05	3.48	2.80	2.30	1.61	1.13
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	353	316	213	176	148	108	82

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class 1A-3	WAL	8.69	6.05	3.48	2.80	2.30	1.61	1.13
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	353	316	213	176	148	108	82

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class 2A-1	WAL	8.69	6.05	3.48	2.80	2.30	1.61	1.13
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	353	316	213	176	148	108	82

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class 2A-2	WAL	8.69	6.05	3.48	2.80	2.30	1.61	1.13
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	353	316	213	176	148	108	82

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class 2A-3	WAL	8.69	6.05	3.48	2.80	2.30	1.61	1.13
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	353	316	213	176	148	108	82

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-1	WAL	14.25	10.23	6.45	5.34	4.60	3.97	4.26
	First Prin Pay	90	73	44	37	38	41	47
	Last Prin Pay	301	233	144	118	98	72	57

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-2	WAL	14.15	10.12	6.38	5.27	4.54	3.85	3.84
	First Prin Pay	90	73	44	37	38	40	44
	Last Prin Pay	287	218	133	109	91	71	53

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-3	WAL	14.04	10.01	6.30	5.21	4.49	3.77	3.65
	First Prin Pay	90	72	44	37	38	39	42
	Last Prin Pay	271	203	123	100	84	65	49

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-4	WAL	13.90	9.87	6.21	5.14	4.41	3.70	3.50
	First Prin Pay	90	72	44	37	37	39	41
	Last Prin Pay	263	195	118	96	80	63	47

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-5	WAL	13.68	9.68	6.09	5.04	4.35	3.59	3.37
	First Prin Pay	90	72	44	37	37	38	40
	Last Prin Pay	245	178	107	87	73	57	43

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-6	WAL	13.43	9.46	5.96	4.93	4.32	3.52	3.28
	First Prin Pay	90	72	44	37	37	38	39
	Last Prin Pay	232	167	100	81	72	54	40

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-7	WAL	13.00	9.12	5.74	4.82	4.18	3.41	3.20
	First Prin Pay	90	72	44	37	37	37	38
	Last Prin Pay	215	153	91	74	68	49	39

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-8	WAL	12.02	8.37	5.40	4.57	3.87	3.15	3.13
	First Prin Pay	90	72	44	37	37	37	37
	Last Prin Pay	191	134	80	72	60	43	38

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class B-9	WAL	10.10	6.98	4.79	3.87	3.29	3.08	3.08
	First Prin Pay	90	72	44	37	37	37	37
	Last Prin Pay	146	101	68	56	46	37	37

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Breakeven Analysis

Forward

Class	B-1	B-2	B-3	B-4	B-5	B-6	B-7	B-8	B-9
Rating (M/S)	AA+/Aa1	AA/Aa1	AA-/Aa2	A+/A1	A/A2	A-/A3	BBB/Baa2	BBB-/Ba1	BB+/NR

Loss Severity	25%	25%	25%	25%	25%	125%	225%	325%	25%
Indices	Forward	Forward	Forward	Forward	Forward	Forward	Forward	Forward	Forward
Default (CDR)	14.5	12.0	11.0	9.5	8.7	8.0	7.2	6.4	6.1
Collateral Loss (%)	9.4%	8.2%	7.8%	6.9%	6.5%	6.0%	5.5%	5.0%	4.9%

Assumptions
Run at pricing speed assumption of 25% CPR to Maturity
All Trigger Events Failing
12 month lag to recovery
"Break" is CDR that is before the first dollar of loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% principal and interest until liquidation

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

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Barclays Capital - Asset Securitization Group Luminent Mortgage Trust 2006-6	September 19, 2006

Contact Information

Barclays Capital

ABS Finance
Jay Kim	(212) 412-7621
jay.kim@barcap.com
Michael Dryden	(212) 412-7539
michael.dryden@barcap.com
Julie Park	(212) 412-1134
julie.park@barcap.com
Alison Cohen	(212) 412-6906
alison.cohen@barcap.com
Structure & Collateral
Maggie Jang	(212) 412-6894
maggie.jang@barcap.com
Belinda Torres	(212) 412-7592
belinda.torres@barcap.com
Martin Akguc	(212) 412-2442
martin.akguc@barcap.com
Michele Britton	(212) 412-7671
michele.britton@barcap.com
Dan King	(212) 412-3676
daniel.king@barcap.com
Syndicate
Craig Leonard	(212) 412-2663
craig.leonard@barcap.com
Brian Dixon	(212) 412-2663
brian.dixon@barcap.com
Roger Tedesco	(212) 412-2663
roger.tedesco@barcap.com
Trading
Rich Chung	(212) 412-5332
richard.chung@barcap.com
Steve Cozine	(212) 412-1316
steve.cozine@barcap.com

Rating Agencies

Standard & Poor’s
George Kimmel	(212) 438-1575
george_kimmel@sandp.com

Moody’s
Todd Swanson	(415) 274-1714
todd.swanson@moodys.com

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This communication is being made available in the UK and Europe to persons who are investment professionals as that term is defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion, Order 2001). It is directed at persons who have professional experience in matters relating to investments. The investments to which it relates are available only to such persons and will be entered into only with such persons. Barclays Capital – the investment banking division of Barclays Bank PLC, authorised and regulated by the Financial Services Authority (‘FSA’) and member of the London Stock Exchange.

36